SECURITY AGREEMENT
This SECURITY AGREEMENT (this “Agreement”), dated as of September 23, 2011, among the Persons listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a “Grantor” and collectively, the “Grantors”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (“WFCF”), in its capacity as agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among THQ Inc., a Delaware corporation, as borrower (“Borrower”), the lenders party thereto as “Lenders” (such Lenders, together with their respective successors and assigns in such capacity, each, individually, a “Lender” and, collectively, the “Lenders”), and Agent, the Lender Group has agreed to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof; and
WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group and the Bank Product Providers in connection with the transactions contemplated by the Credit Agreement and this Agreement; and
WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents, to induce the Bank Product Providers to enter into the Bank Product Agreements, and to induce the Lender Group and the Bank Product Providers to make financial accommodations to Borrower as provided for in the Credit Agreement, the other Loan Documents and the Bank Product Agreements, Grantors have agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations.
NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto). Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided, however, that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)“Account” means an account (as that term is defined in Article 9 of the Code).
(b)“Account Debtor” means an account debtor (as that term is defined in the Code).

(c)“Activation Instruction” has the meaning specified therefor in Section 6(k).
(d)“Agent” has the meaning specified therefor in the preamble to this Agreement.

(e)“Agent's Lien” has the meaning specified therefor in the Credit Agreement.

(f)“Agreement” has the meaning specified therefor in the preamble to this Agreement.

(g)“Bank Product Obligations” has the meaning specified therefor in the Credit Agreement.

(h)“Bank Product Provider” has the meaning specified therefor in the Credit Agreement.

(i)“Books” means books and records (including each Grantor's Records indicating, summarizing, or evidencing such Grantor's assets (including the Collateral) or liabilities, each Grantor's Records relating to such Grantor's business operations or financial condition, and each Grantor's goods or General Intangibles related to such information).

(j)“Borrower” has the meaning specified therefor in the recitals to this Agreement.

(k)“Cash Equivalents” has the meaning specified therefor in the Credit Agreement.

(l)“Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.

(m)“Code” means the California Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(n)“Collateral” has the meaning specified therefor in Section 2.

(o)“Collections” has the meaning specified therefor in the Credit Agreement.

(p)“Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1.

(q)“Controlled Account” has the meaning specified therefor in Section 6(k).

(r)“Controlled Account Agreements” means those certain cash management agreements, in form and substance reasonably satisfactory to Agent, each of which is executed and delivered by a Grantor, Agent, and one of the Controlled Account Banks.

(s)“Controlled Account Bank” has the meaning specified therefor in Section 6(k).

(t)“Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 2, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of each Grantor's rights corresponding thereto throughout the world.

(u)“Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit A.

(v)“Credit Agreement” has the meaning specified therefor in the recitals to this Agreement.

(w)“Deposit Account” means a deposit account (as that term is defined in the Code).

(x)“Dominion Triggering Amount” means (a) $7,500,000 from the Closing Date through September 30, 2011; (b) $6,250,000 from October 1, 2011 through December 14, 2011; and (c) $7,500,000 thereafter.

(y)“Dominion Triggering Event” means, as of any date of determination, that (a) an Event of Default has occurred as of such date, or (b) Excess Availability is less than the Dominion Triggering Amount as of such date.

(z)“Equipment” means equipment (as that term is defined in the Code).

(aa)“Event of Default” has the meaning specified therefor in the Credit Agreement.

(bb)    “Excluded Collateral” has the meaning set forth in Section 2 herein.

(cc)    “Fixtures” means fixtures (as that term is defined in the Code).

(dd)    “Foreign Subsidiary” means any Subsidiary formed and organized outside of the jurisdiction of the United States or any political subdivision thereof.

(ee)    “General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of any such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(ff)    “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.

(gg)    “Guaranty” has the meaning specified therefor in the Credit Agreement.

(hh)    “Insolvency Proceeding” has the meaning specified therefor in the Credit Agreement.

(ii)    “Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

(jj)    “Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) the license agreements listed on Schedule 3, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Lender Group's rights under the Loan Documents.

(kk)    “Inventory” means inventory (as that term is defined in the Code).

(ll)    “Investment Related Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(mm)    “Joinder” means each Joinder to this Agreement executed and delivered by Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(nn)    “Lender Group” has the meaning specified therefor in the Credit Agreement.

(oo)    “Lender” and “Lenders” have the respective meanings specified therefor in the recitals to this Agreement.

(pp)    “Loan Document” has the meaning specified therefor in the Credit Agreement.

(qq)    “Material Intellectual Property License” means any Intellectual Property License the unavailability of which (regardless of cause, including by reason of breach by a third party, or scheduled expiration or termination) could reasonably be expected to (i) materially impair the value or merchantability in the ordinary course of business of products representing Inventory that (x) accounted for not less than 10% of the total net sales of Borrower and its Subsidiaries on a consolidated basis for the most recently-completed fiscal year in respect of which Borrower has provided Agent with financial statements, or (y) is projected to account for more than 10% of the total net sales of Borrower and its Subsidiaries on a consolidated basis for the current fiscal year (any such projections to shall be updated to include actual results reflected in financial statements, if applicable), or (ii) result in a Material Adverse Change.

(rr)    “Material IP” has the meaning specified therefore in the Credit Agreement.

(ss)    “Minor Release” means any new version or release of a software program that consists of only minor functionality updates, bug fixes, patches or defect corrections, or any “a.0.x” releases, including downloadable content.

(tt)    “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

(uu)    “Obligations” has the meaning specified therefor in the Credit Agreement.

(vv)    “Patents” means patents and patent applications, including (i) the patents and patent applications listed on Schedule 4, (ii) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of each Grantor's rights corresponding thereto throughout the world.

(ww)    “Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit B.

(xx)    “Permitted Liens” has the meaning specified therefor in the Credit Agreement.

(yy)    “Person” has the meaning specified therefor in the Credit Agreement.

(zz)    “Pledged Companies” means each Person listed on Schedule 6 as a “Pledged Company”, together with each other Person, all or a portion of whose Stock is acquired or otherwise owned by a Grantor after the Closing Date.

(aaa)    “Pledged Interests” means all of each Grantor's right, title and interest in and to all of the Stock now owned or hereafter acquired by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(bbb)    “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C.

(ccc)    “Pledged Operating Agreements” means all of each Grantor's rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(ddd)    “Pledged Partnership Agreements” means all of each Grantor's rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(eee)    “Proceeds” has the meaning specified therefor in Section 2.

(fff)    “PTO” means the United States Patent and Trademark Office.

(ggg)    “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor or any Subsidiary of any Grantor and the improvements thereto.

(hhh)    “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(iii)    “Required Library” means, as of any date of determination, the Copyrights which are owned by any of the Grantors and which are all of the Copyrights of the Grantors that are based on or derived from the owned (not merely licensed) videogame titles of any of the Grantors, which videogame titles in the aggregate, and on the last day of Borrower's fiscal quarter immediately preceding such date of determination, account for at least 80%, without duplication, of the total amount recognized as revenue by the Grantors from all such owned videogame titles, in the aggregate, for the twelve month period ending on the last day of Borrower's fiscal quarter immediately preceding such date of determination.

(jjj)    “Rescission” has the meaning specified therefor in Section 6(k).

(kkk)    “Secured Obligations” means each and all of the following: (a) all of the present and future obligations of each of the Grantors arising from, or owing under or pursuant to, this Agreement, the Credit Agreement, or any of the other Loan Documents (including any Guaranty), (b) all Bank Product Obligations, and (c) all other Obligations of Borrower (including, in the case of each of clauses (a), (b) and (c), reasonable attorneys fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding).

(lll)    “Securities Account” means a securities account (as that term is defined in the Code).

(mmm)    “Security Interest” has the meaning specified therefor in Section 2.

(nnn)    “Stock” has the meaning specified therefor in the Credit Agreement.

(ooo)    “Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Related Property.

(ppp)    “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 5, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor's business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor's rights corresponding thereto throughout the world.

(qqq)    “Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit D.

(rrr)    “URL” means “uniform resource locator,” an internet web address.

(sss)    “USCO” means the United States Copyright Office.

2.Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor's right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a)all of such Grantor's Accounts;

(b)all of such Grantor's Books;

(c)all of such Grantor's Chattel Paper;

(d)all of such Grantor's Deposit Accounts;

(e)all of such Grantor's Equipment and Fixtures;

(f)all of such Grantor's General Intangibles;

(g)all of such Grantor's Inventory;

(h)all of such Grantor's Investment Related Property;

(i)all of such Grantor's Negotiable Collateral;

(j)all of such Grantor's Supporting Obligations;

(k)all of such Grantor's Commercial Tort Claims;

(l)all of such Grantor's money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any other member of the Lender Group; and

(m)all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Agent from time to time with respect to any of the Investment Related Property.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include: (i) voting Stock of any CFC, solely to the extent that (y) such Stock represents more than 65% of the outstanding voting Stock of such CFC, and (z) pledging or hypothecating more than 65% of the total outstanding voting Stock of such CFC would result in adverse tax consequences; (ii) any equity interests of Foreign Subsidiaries if, and solely to the extent, the grant of a security interest therein pursuant to this Agreement is prohibited by operation of applicable foreign law; (iii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party or parties to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (iii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent's security interest or lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Agent's, any other member of the Lender Group's or any Bank Product Provider's continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Stock (including any Accounts or Stock), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Stock); (iv) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (v) any Equipment in which a Grantor has rights if and for so long as the grant of and security interest therein shall constitute or result in a breach of termination pursuant to the terms of, or a default under, any agreement restricting the attachment of a security interest in such Equipment to the extent enforceable under applicable law; (vi) any cash collateral deposits constituting a Permitted Investment, but only to the extent the agreement governing such deposit prohibits the attachment of a security interest thereon to the extent enforceable under applicable law; or (vii) the Purchased Assets (all of the foregoing being referred to herein as “Excluded Collateral”).
3.Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group, the Bank Product Providers or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding.

4.Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged

Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Lender Group of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or any other Loan Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) Agent has notified the applicable Grantor of Agent's election to exercise such rights with respect to the Pledged Interests pursuant to Section 15.

5.Representations and Warranties. Each Grantor hereby represents and warrants to Agent, for the benefit of the Lender Group and the Bank Product Providers, which representations and warranties shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

(a)The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement or a written notice provided to Agent pursuant to Section 6.5 of the Credit Agreement.

(b)Schedule 7 sets forth all Real Property owned by any of the Grantors as of the Closing Date.

(c)As of the Closing Date: (i) Schedule 2 provides a complete and correct list of all Copyrights registered with the USCO and owned by any Grantor and all applications with the USCO for registration of Copyrights owned by any Grantor; (ii) Schedule 3 provides a complete and correct list of all Material Intellectual Property Licenses entered into by any Grantor; (iii) Schedule 4 provides a complete and correct list of all Patents registered with the PTO and owned by any Grantor and all applications for registration of Patents with the PTO owned by any Grantor; and (iv) Schedule 5 provides a complete and correct list of all Trademarks registered with the PTO and owned by any Grantor and all applications for registration of Trademarks with the PTO owned by any Grantor.

(d)(i) (A) each Grantor owns, or holds licenses in, all Intellectual Property that (1) is necessary to the conduct of its business, or (2) that constitutes a part of the Required Library, and (B) all employees and contractors of each Grantor who were involved in the creation or development of (1) any Intellectual Property for such Grantor that is necessary to the business of such Grantor have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality and (2) any Intellectual Property for such Grantor that is a part of the Required Library have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality;

(ii)to each Grantor's knowledge after reasonable inquiry, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change;

(iii)(A) to each Grantor's knowledge after reasonable inquiry, (1) such Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case of clause (1) and clause (2), except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change, and (B) there are no pending, or to any Grantor's knowledge after reasonable inquiry, threatened infringement or misappropriation claims or proceedings pending against any Grantor, and no Grantor has received any notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change;

(iv)to each Grantor's knowledge after reasonable inquiry, (A) all Copyrights registered with the USCO, Trademarks registered with the PTO, and issued Patents registered with the PTO that are, in each case, owned by such Grantor and necessary to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect, and (B) all Copyrights registered with the USCO of such Grantor that are a part of the Required Library are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect, except, in each case, as disposed of pursuant to a Permitted IP Disposition;

(v)each Grantor has taken steps, in its reasonable business judgment, to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in the business of such Grantor; and

(vi)none of the Required Library that is licensed or distributed by any Grantor is subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that would require, or condition the use or distribution of such software, on the disclosure, licensing or distribution of any source code for any portion of the Required Library that is licensed or distributed by any Grantor;

(e)This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor's name on Schedule 8. Upon the making of such filings, Agent shall have a first priority perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

(f)(i) Except for the Security Interest created hereby, each Grantor is and will at all times (subject to a Permitted Disposition in respect thereof) be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 6 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable (except in the case of limited liability companies and limited partnerships) and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Grantor identified on Schedule 6 as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Related Property that does not constitute Excluded Collateral or that might be required under the laws of a jurisdiction outside of the United States or any political subdivision thereof pledged by such Grantor to Agent as provided herein; (iv) all actions necessary or desirable to perfect and establish the first priority of, or otherwise protect, Agent's Liens in the Investment Related Property, and the proceeds thereof, have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Agent (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to Agent) endorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 8 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Agent) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(g)No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with (1) the filing of appropriate financing statements, (2) such disposition of Investment Related Property by laws affecting the offering and sale of securities generally and (3) such action as may be required under the laws of a jurisdiction outside of the United States or any political subdivision thereof.

(h)[Reserved].

(i)[Reserved].

(j)As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

6.Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22:

(a)Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, in each case, having an aggregate value or face amount of $200,000 or more for all such Negotiable Collateral, Investment Related Property, or Chattel Paper, the Grantors shall promptly (and in any event within five (5) Business Days after receipt thereof, or if governed by Section 5.11 of the Credit Agreement, within the timeline contemplated thereby), notify Agent thereof, and if and to the extent that perfection or priority of Agent's Security Interest is dependent on, or priority of Agent's Security Interest is enhanced by, possession, the applicable Grantor, promptly (and in any event within five (5) Business Days) after written request by Agent, shall execute such other documents and instruments as shall be reasonably requested by Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to Agent, together with such undated powers (or other relevant document of transfer acceptable to Agent) endorsed in blank as shall be requested by Agent, and shall do such other acts or things deemed necessary or desirable by Agent to protect Agent's Security Interest therein;

(b)Chattel Paper.

(i)Promptly (and in any event within five (5) Business Days) after written request by Agent, each Grantor shall take all steps reasonably necessary to grant Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $200,000;

(ii)If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), promptly upon the request of Agent, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wells Fargo Capital Finance, LLC, as Agent for the benefit of the Lender Group and the Bank Product Providers”;

(c)Control Agreements.

(i)Except to the extent otherwise excused by the Credit Agreement, and upon the timeframes set forth therein, each Grantor shall obtain an authenticated Control Agreement (which may include a Controlled Account Agreement), from each bank maintaining a Deposit Account for such Grantor;

(ii)Except to the extent otherwise excused by the Credit Agreement, and upon the timeframes set forth therein, each Grantor shall obtain an authenticated Control Agreement, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor;

(iii)Except to the extent otherwise excused by the Credit Agreement, each Grantor shall obtain an authenticated Control Agreement with respect to all of such Grantor's investment property;

(d)Letter-of-Credit Rights. If the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $200,000 or more in the aggregate, then the applicable Grantor or Grantors shall promptly (and in any event within five (5) Business Days after becoming a beneficiary, or if governed by Section 5.11 of the Credit Agreement, within the timeline contemplated thereby), notify Agent thereof and, promptly (and in any event within five (5) Business Days) after written request by Agent, take all commercially reasonable steps to enter into a tri-party agreement with Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent's Account, all in form and substance satisfactory to Agent;

(e)Commercial Tort Claims. If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $250,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within five (5) Business Days of obtaining such Commercial Tort Claim, or if governed by Section 5.11 of the Credit Agreement, within the timeline contemplated thereby), notify Agent upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within five (5) Business Days) after written request by Agent, amend Schedule 1 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Agent to give Agent a first priority, perfected security interest in any such Commercial Tort Claim;

(f)Government Contracts. Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $200,000, if any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within five (5) Business Days of the creation thereof) notify Agent thereof and, promptly (and in any event within five (5) Business Days) after request by Agent, execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law;

(g)Intellectual Property.

(i)Subject to the proviso in the last sentence of Section 6(g)(v), upon the request of Agent, in order to facilitate filings with the PTO and the USCO, each Grantor shall execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Agent's Lien on such Grantor's Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii)Each Grantor shall have the duty, with respect to Intellectual Property that is (1) necessary in the conduct of such Grantor's business or (2) a part of the Required Library, to protect and diligently enforce and defend at such Grantor's expense its Intellectual Property, including (A) in each case to the extent deemed necessary or appropriate in the reasonable business judgment of such Grantor, to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) unless the subject of a Permitted IP Disposition and, in each case to the extent deemed necessary or appropriate in the reasonable business judgment of such Grantor, to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending at the PTO as of the date hereof or hereafter until the termination of this Agreement, (C) unless the subject of a Permitted IP Disposition and, in each case to the extent deemed necessary or appropriate in the reasonable business judgment of such Grantor, to prosecute diligently any patent application that is part of the Patents pending at the PTO as of the date hereof or hereafter until the termination of this Agreement, (D) unless the subject of a Permitted IP Disposition and, in each case to the extent deemed necessary or appropriate in the reasonable business judgment of such Grantor, to take all reasonable and necessary action to preserve and maintain all of such Grantor's Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of each Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality. Each Grantor further agrees not to abandon any Material IP or Intellectual Property License for Material IP that, at the time of such abandonment, in the reasonable commercial judgment of the Grantor, (I) is necessary in the conduct of such Grantor's business, or (II) is part of the Required Library. Each Grantor hereby agrees to take the steps described in this Section 6(g)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is part of the Required Library, or is, in the Grantor's reasonable business judgment, necessary in the conduct of such Grantor's business;

(iii)Grantors acknowledge and agree that the Lender Group shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 6(g)(iii), Grantors acknowledge and agree that no member of the Lender Group shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any member of the Lender Group may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrower and shall be chargeable to the Loan Account;

(iv)Each Grantor shall promptly file an application with the USCO for any Copyright that has not been registered with the USCO if such Copyright is part of the Required Library or is, in the Grantor's reasonable business judgment, necessary in connection with the conduct of such Grantor's business; provided, that, (i) the Grantors may, in their reasonable business judgment, only register such Copyrights for one platform of any given software title and, (ii) notwithstanding any other provisions of the Loan Documents, and so long as such Copyrights do not constitute part of the Required Library, the requirement to file Copyrights with respect to newly developed software titles shall apply to such titles developed on and subsequent to the Closing Date. For purposes of determining which Copyrights should be included in the Required Library, the Grantors will sequentially include such Copyrights based on the amount of revenue generated from licensing the corresponding software programs, starting from the software program that generates the highest amount of revenue to the software program that generates the least amount of revenue, until the referenced threshold has been reached. Any expenses incurred in connection with the foregoing shall be borne by the Grantors;

(v)On each date of the delivery of an IP Reporting Certificate in respect of a fiscal quarter pursuant to Section 5.2 of the Credit Agreement, each Grantor shall deliver to Agent a list in form satisfactory to Agent identifying the Copyrights, whether created or acquired before, on, or after the Closing Date, comprising the Required Library (including any supporting documentation reasonably requested by Agent relating to the determination of the composition of the Required Library), and a certification, signed by an officer of such Grantor, certifying that such list identifies the Copyrights, whether created or acquired before, on, or after the Closing Date, comprising the Required Library. No more than fifteen (15) Business Days following each such date of delivery, each Grantor shall (A) file applications and take any and all other actions necessary to register or record a transfer of ownership, as applicable, to such Grantor on an expedited basis (if expedited processing is available in accordance with the applicable regulations and procedures of the USCO and any similar office of any other jurisdiction in which Copyrights are used) each such Copyright comprising the Required Library which on the applicable date of delivery is not already the subject of a valid registration or an application therefor with the USCO identifying such Grantor as the sole claimant thereof in a manner sufficient to claim in the public record (or as a co-claimant thereof, if such is the case) such Grantor's ownership or co-ownership thereof, and (B) cause to be prepared, executed, and delivered to Agent, with sufficient time to permit Agent to record no later than three (3) Business Days following the date of registration of or recordation of transfer of ownership, as applicable, to the applicable Grantor of such Copyrights, (1) a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Agent in such Copyrights, which supplemental schedules shall be in form and content suitable for recordation with the USCO (or any similar office of any other jurisdiction in which Copyrights are used) and (2) any other documentation as Agent reasonably deems necessary and requests in order to perfect and continue perfected Agent's Liens on such Copyrights following such recordation. Anything to the contrary contained herein notwithstanding, no Grantor shall be required to take any action under this Section 6(g)(v) with respect to any release or new version of software that constitutes solely a Minor Release;

(vi)On each date on which an IP Reporting Certificate is delivered by Borrower pursuant to Section 5.2 of the Credit Agreement, each Grantor shall provide Agent with a written report of all new Patents or Trademarks that are registered with the PTO or the subject of pending applications for registrations with the PTO, and of all Intellectual Property Licenses that are material to the conduct of such Grantor's business, in each case, which were acquired, registered with the PTO, or for which applications for registration with the PTO were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such Patent and Trademark registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Intellectual Property Licenses as being subject to the security interests created thereunder;

(vii)Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the USCO or any similar office or agency in another country without giving Agent written notice thereof at least three (3) Business Days prior to such filing and complying with Section 6(g)(i). Upon receipt from the USCO of notice of registration of any Copyright, each Grantor shall promptly (but in no event later than three (3) Business Days following such receipt) notify (but without duplication of any notice required by Section 6(g)(vii) or Section 6(g)(v)) Agent of such registration by delivering, or causing to be delivered, to Agent, documentation sufficient for Agent to perfect Agent's Liens on such Copyright. If any Grantor acquires from any Person any Copyright registered with the USCO or an application to register any Copyright with the USCO, such Grantor shall promptly (but in no event later than three (3) Business Days following such acquisition or, if governed by Section 5.11 of the Credit Agreement, within the timeline contemplated therein) notify Agent of such acquisition and deliver, or cause to be delivered, to Agent, documentation sufficient for Agent to perfect Agent's Liens on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than three (3) Business Days following such acquisition or, if governed by Section 5.11 of the Credit Agreement, within the timeline contemplated therein) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights;

(viii)Each Grantor shall take steps that it determines to be reasonable in its business judgment to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is a part of the Required Library or is necessary in the conduct of such Grantor's business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions; and

(ix)Subject to the reasonable business judgment of such Grantor, no Grantor shall incorporate into any of the Required Library that is licensed or distributed by any Grantor any third-party code that is licensed pursuant to an open source license (such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that would require or condition the use or distribution of such software on, the disclosing, licensing, or distribution of any source code for any portion of the Required Library that is licensed or distributed by any Grantor;

(h)Investment Related Property.

(i)If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within five (5) Business Days of acquiring or obtaining such Collateral or, if governed by Section 5.11 of the Credit Agreement, within the timeline contemplated therein) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii)Upon the occurrence and during the continuance of an Event of Default, following the written request of Agent, all sums of money and property paid or distributed in respect of the Investment Related Property that are received by any Grantor shall be held by the Grantors in trust for the benefit of Agent segregated from such Grantor's other property, and such Grantor shall deliver it forthwith to Agent in the exact form received;

(iii)Each Grantor shall promptly deliver to Agent a copy of each notice or other communication received by it in respect of any Pledged Interests, in each case, if the subject or content thereof could reasonably be expected to result in a Material Adverse Change;

(iv)No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests if the same is prohibited pursuant to the Loan Documents;

(v)Each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, or local law to effect the perfection of the Security Interest on the Investment Related Property or to effect any sale or transfer thereof;

(vi)As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction, unless such Pledged Interests are certificated and promptly (and in any event, within five (5) Business Days) delivered to Agent together with undated powers (or other documents of transfer acceptable to Agent) endorsed in blank by the applicable Grantor.

(i)Real Property; Fixtures. Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property having a value in excess of $500,000 it will promptly (and in any event within five (5) Business Days of acquisition) notify Agent of the acquisition of such Real Property and will, upon written request by Agent, grant to Agent, for the benefit of the Lender Group and the Bank Product Providers, a first priority Mortgage (subject to Permitted Liens) on each fee interest in Real Property now or hereafter owned by such Grantor and shall deliver such other documentation and opinions, in form and substance reasonably satisfactory to Agent, in connection with the grant of such Mortgage as Agent shall request in its Permitted Discretion, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property;

(j)Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent's consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents;

(k)Controlled Accounts.

(i)Each Grantor shall (A) establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more of the banks set forth on Schedule 6(k) (each a “Controlled Account Bank”), and shall take reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Controlled Account Bank, and (B) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Grantor) into a bank account of such Grantor (each, a “Controlled Account”) at one of the Controlled Account Banks.

(ii)Each Grantor shall establish and maintain Controlled Account Agreements with Agent and the applicable Controlled Account Bank, in form and substance reasonably acceptable to Agent. Each such Controlled Account Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Controlled Account without further consent by the applicable Grantor, (B) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (C) upon the instruction of Agent (an “Activation Instruction”), the Controlled Account Bank will forward by daily sweep all amounts in the applicable Controlled Account to the Agent's Account. Agent agrees not to issue an Activation Instruction with respect to the Controlled Accounts unless a Dominion Triggering Event has occurred and is continuing at the time such Activation Instruction is issued. Agent agrees to use commercially reasonable efforts to rescind an Activation Instruction (the “Rescission”) if: (1) the Dominion Triggering Event upon which such Activation Instruction was issued has been waived in writing in accordance with the terms of the Credit Agreement, and (2) no additional Dominion Triggering Event has occurred and is continuing prior to the date of the Rescission or is reasonably expected to occur on or immediately after the date of the Rescission.

(iii)So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 6(k) to add or replace a Controlled Account Bank or Controlled Account; provided, however, that (A) such prospective Controlled Account Bank shall be reasonably satisfactory to Agent, and (B) prior to the time of the opening of such Controlled Account, the applicable Grantor and such prospective Controlled Account Bank shall have executed and delivered to Agent a Controlled Account Agreement. Each Grantor shall close any of its Controlled Accounts (and establish replacement Controlled Account accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within forty-five (45) days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Controlled Account Bank with respect to Controlled Account Accounts or Agent's liability under any Controlled Account Agreement with such Controlled Account Bank is no longer acceptable in Agent's reasonable judgment.

7.Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

(a)Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

(b)Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement,

such provision of this Agreement shall control.

8.Further Assurances.

(a)Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)Each Grantor authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c)Each Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction.

(d)Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

9.Agent's Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, Agent (or its designee), subject to applicable law, (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor's rights under Intellectual Property Licenses in connection with the enforcement of Agent's rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of Agent or any of its nominees.

10.Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b)to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;

(c)to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;

(e)to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f)to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g)Agent, on behalf of the Lender Group or the Bank Product Providers, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Agent

shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.
11.Agent May Perform. If any Grantor fails to perform any agreement contained herein, Agent may, subject to applicable law, itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

12.Agent's Duties. The powers conferred on Agent hereunder are solely to protect Agent's interest in the Collateral, for the benefit of the Lender Group and the Bank Product Providers, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

13.Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to Agent, for the benefit of the Lender Group and the Bank Product Providers, or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor's Secured Obligations under the Loan Documents.

14.Disposition of Pledged Interests by Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.

15.Voting and Other Rights in Respect of Pledged Interests.

(a)Upon the occurrence and during the continuation of an Event of Default, (i) Agent may, at its option, and with two (2) Business Days prior notice to Borrower, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by any Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent, such Grantor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable until expiration of this Agreement or otherwise agreed by the parties.

(b)For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Agent or as otherwise expressly permitted by the Loan Documents, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent, the other members of the Lender Group, or the Bank Product Providers, or the value of the Pledged Interests.

16.Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a)Agent may, and, at the instruction of the Required Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

(b)Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor's Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License) (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by Agent and (ii) such Grantor will not be in default under such license, sublicense, or other agreement as a result of such use by Agent), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor's rights under all licenses and all franchise agreements shall inure to the benefit of Agent.

(c)Agent may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor's Deposit Accounts in which Agent's Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Agent, and (ii) with respect to any Grantor's Securities Accounts in which Agent's Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Agent.

(d)Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(e)Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing. Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Agent.

17.Remedies Cumulative. Each right, power, and remedy of Agent, any other member of the Lender Group, or any Bank Product Provider as provided for in this Agreement, the other Loan Documents or any Bank Product Agreement now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the other Loan Documents and the Bank Product Agreements or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, any other member of the Lender Group, or any Bank Product Provider, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent, such other member of the Lender Group or such Bank Product

Provider of any or all such other rights, powers, or remedies.

18.Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

19.Indemnity and Expenses.

(a)Each Grantor agrees to indemnify Agent and the other members of the Lender Group from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction (provided, however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders, (ii) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16 of the Credit Agreement). This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.

(b)Grantors, jointly and severally, shall, upon demand, pay to Agent (or Agent, may charge to the Loan Account) all the Lender Group Expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

20.Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each Grantor to which such amendment applies.

21.Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to any of the Grantors at their respective addresses specified in the Credit Agreement or Guaranty, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

22.Continuing Security Interest: Assignments under Credit Agreement; Release. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been paid in full in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (b) be binding upon each Grantor, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Agent shall release applicable Collateral disposed of in a Permitted Disposition upon the request of the applicable Grantor pursuant to the terms of Section 15.11 of the Credit Agreement. Without limiting the generality of the foregoing clause (c), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon payment in full of the Secured Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, Agent will authorize the filing of appropriate termination statements to terminate such Security Interests. Agent shall promptly deliver to such Grantor, at Grantor's expense, any Collateral of such

Grantor held by Agent hereunder and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any additional Advances or other loans made by any Lender to Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent, nor any other act of the Lender Group or the Bank Product Providers, or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

23.Governing Law.

(a)THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(b)THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS, LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. AGENT AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 23(b).

(c)TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

24.New Subsidiaries. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries (whether by acquisition or creation) of any Grantor are required to enter into this Agreement by executing and delivering in favor of Agent a Joinder to this Agreement in substantially the form of Annex 1. Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

25.Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers.

26.Miscellaneous.

(a)This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

(b)Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c)Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d)Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(e)The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(f)Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Secured Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Secured Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Secured Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

(g)All of the annexes, schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	THQ INC., a Delaware corporation By: /s/ Paul J. Pucino Name: Paul J. Pucino Title: EVP and CFO

VOLITION, INC., a Delaware corporation By: /s/ Edward L. Kaufman Name: Edward L. Kaufman Title: Secretary

THQ WIRELESS INC., a Delaware corporation By: /s/ Edward L. Kaufman Name: Edward L. Kaufman Title: Secretary

VIGIL GAMES, INC., a Texas corporation By: /s/ Edward L. Kaufman Name: Edward L. Kaufman Title: Vice President and Secretary

AGENT:	WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company By: /s/ Justin Button Name: Justin Button Title: Vice President